UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 22, 2025
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
CURRENT REPORT ON FORM 8-K

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2025, Mid Penn Bancorp, Inc. (the “Corporation”) and/or Mid Penn Bank, the Corporation’s primary operating subsidiary (the “Bank”), entered into an amendment to its supplemental executive retirement plan agreements with Messrs. Webb, Micklewright, and Space, and amended and restated its change in control agreement with Mr. Space.

Amendments to the 2022 Supplemental Executive Retirement Plan Agreements

On August 22, 2025, the Bank entered into an amendment (the “Amendment”) to each of the supplemental executive retirement plan agreements between the Bank and Messrs. Webb, Micklewright, and Space. The Amendments provide solely for an increase in the normal retirement benefit. The annual benefit to Messrs. Webb, Micklewright, and Space pursuant to the Amendments is $125,000. Once fully vested, the annual benefit payable to Messrs. Webb and Micklewright will increase by a factor of 2.0% each year until the benefit is paid in full. There has been no change in any individual’s vesting schedule.

The foregoing summary of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments to the supplemental executive retirement plan agreements for Messrs. Webb, Micklewright, and Space, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Amendment to Change in Control Agreement

On August 22, 2025, the Corporation and Bank entered into an amended and restated change in control agreement between the Bank and Mr. Space. The sole purpose of amending and restating the agreement was to increase the change in control cash benefit payable to Mr. Space and extend the period during which Mr. Space and his beneficiaries would be eligible to continue to participate in the Bank’s medical, vision and dental programs in the event of a termination of employment following a change in control. The lump sum cash payment payable to Mr. Space pursuant to the amended and restated change in control agreement is equal to 2.5 times Mr. Space’s highest annual base salary in effect during the twelve months preceding his termination of employment, and the benefit continuation period is now thirty months. No other changes were made to the terms of the original change in control agreement.

The foregoing summary of the amended and restated change in control agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits.

10.1	Amendment to Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Justin Webb dated August 22, 2025.

10.2	Amendment to Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Scott Micklewright dated August 22, 2025.

10.3	Amendment to Supplemental Executive Retirement Plan Agreement between Mid Penn Bank and Jordan Space dated August 22, 2025.

10.4	Amended and Restated Change in Control Agreement among Mid Penn Bancorp, Inc., Mid Penn Bank and Jordan Space dated August 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: August 26, 2025	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer